September 25, 2012

Enclosed with this letter is an Amended and Restated Consulting Advisory Agreement (the “Amended Agreement”), which amends and restates the Consulting Advisory Agreement, dated August 2, 2012, between Eos Petro, Inc. and John Linton (the “Original Agreement”) in its entirety.

The Amended Agreement modifies four provisions of the Original Agreement:

(1) The number of shares and warrants to be received by Mr. Linton has been changed to 200,000 shares and 100,000 warrants;

(2) The term of the warrants was clarified to be two years;

(3) Demand registration rights for the warrants were removed; and

(4) Mr. Linton’s contact information was added to the notices section.

By signing this letter and the attached Amended Agreement, the undersigned parties hereby acknowledge that: (i) they have read, understand and consent to the modifications made to the Original Agreement in the Amended Agreement; and (ii) the Original Agreement is superseded in its entirety by the attached Amended Agreement and has no further effect.

EOS PETRO, INC.,

a Delaware corporation

By:	/s/ Nikolas Konstant	/s/ John Linton
	Nikolas Konstant	John Linton, an individual
Chairman of the Board of Directors

AMENDED AND RESTATED

CONSULTING ADVISORY AGREEMENT

This Amended and Restated Consulting Advisory Agreement (this “Agreement”) is made and entered into as of the 2nd day of August, 2012, between Eos Petro Inc., a Delaware Corporation, (the “Company”) and John Linton an individual (the “Consulting Advisor”).

WITNESSETH:

Whereas the Company is seeking certain financial advice regarding business, M&A and financing activities;

Whereas the Consulting Advisor is willing to furnish certain business and financial related advice and services to the Company on the terms and conditions hereinafter set forth; and

WHEREAS, this Agreement amends, restates and supersedes in its entirety the Consulting Advisory Agreement dated August 2, 2012 between the Company and Consulting Advisor.

Now, Therefore, in consideration of the premises and of the mutual terms and covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.     Purpose. The Company hereby engages the Consulting Advisor on a non-exclusive basis for the term specified in this Agreement to render business and Consulting Advisory consulting advice to the Company as an investment banker relating to M&A, financial and similar matters upon the terms and conditions set forth herein.

2.     Representations of the Consulting Advisor. The Consulting Advisor represents and warrants to the Company that (i) it is not a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and that it is not engaged in the securities brokerage business; (ii) the Consulting Advisor provides consulting advisory services; and (iii) it is free to enter into this Agreement and the services to be provided pursuant to this Agreement are not in conflict with any other contractual or other obligation to which the Consulting Advisor is bound. The Company acknowledges that the Consulting Advisor may provide financial services and consulting advice (of the type contemplated by this Agreement) to others and that nothing herein contained shall be construed to limit or restrict the Consulting Advisor in providing financial services to others, or rendering such advice to others.

3.     Duties of the Consulting Advisor. During the term of this Agreement, the Consulting Advisor will provide the Company with consulting advice as specified below at the request of the Company, provided that the Consulting Advisor shall not be required to undertake duties not reasonably within the scope of the consulting advisory service in which the Consulting Advisor is engaged generally and provided further that the Consultant will not be engaged in the solicitation of the purchase or sale of securities, though the Consulting Advisor may be requested to make introductions to potential investors where appropriate. In performance of these duties, the Consulting Advisor shall provide the Company with the benefits of its best judgment and efforts, and the Consulting Advisor cannot and does not guarantee that its efforts will have any impact on the business of the Company or that any subsequent improvement will result from the efforts of the Consulting Advisor. It is understood and acknowledged by the parties that the value of the Consulting Advisor’s advice is not measurable in any quantitative manner, and that the amount of time spent rendering such consulting advice shall be determined according to the Consulting Advisor’s discretion.

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The Consulting Advisor’s duties may include, but will not necessarily be limited to, rendering the following services to the Company:

(a)          Advice regarding the formation of corporate goals and their implementation;

(b)          Study and review the business, operations, historical financial performance of the Company (based upon management’s forecast of financial performance) so as to enable the Consulting Advisor to provide advice to the Company;

(c)          Assist the Company in attempting to formulate the optimum strategy to meet the Company’s corporate goals and capital resources needs during the period of this Agreement;

(d)          Assist in the introduction of the Company to asset and company acquisition targets and institutional or other capital financing sources;

(e)          Assist in any presentation to the Board of Directors of the Company, as requested, in connection with a proposed transaction to be reviewed by the Company; and

(f)          Advice as to the expected reaction of the financial community to any transaction and assist in determining the optimum means of communicating the pertinent aspects, such as strategic considerations, benefits to the Company and financial impact, to the financial community;

(g)          Advice regarding the financial structure of the Company or its subsidiaries or divisions or any programs and projects undertaken by any of the foregoing;

(h)          Advice regarding asset dispositions; and

(i)          Advice regarding corporate organization, personnel, and selection of needed specialty skills.

4.     Term. The term of this Agreement shall be for one (_1_) year commencing from the date of this Agreement (“Commencement Date”); provided, however, that this Agreement may be renewed or extended upon such terms and conditions as may be mutually agreed upon by the parties hereto.

5.     CONSULTING ADVISORY Fee. The Company shall pay to the Consulting Advisor as follows:

Upon the execution of this Agreement, the Company shall issue to the Consulting Advisor and/or persons designated by the Consulting Advisor (“holder”), 200,000 shares of Eos Common Stock and 100,000 Investment Banking Purchase Warrants (the “Warrants”). Upon issuance, the Warrants shall be duly authorized, validly issued. Each Warrant shall permit the holder to purchase from the Company, at any time during the period commencing on the date of this Agreement and expiring two years (2) thereafter (the “Expiration Time”), one (1) share of the Company’s Common Stock (the “Underlying Shares”), at an exercise price as follows:

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Number of Warrants	Exercise Price
100,000	$3.00

The Underlying Shares for the warrants shall have “piggyback” registration rights in the first and any registrations filed by the Company subsequent to the date of this Agreement, and all of the shares covered by this Agreement shall be registered in the first of any such registrations by Company regardless of whether held by the Consulting Advisor or any subsequent owner. In connection with these registration rights, the Company shall give all of the holders of the Underlying Shares for the warrants, notice by certified or registered mail, return receipt requested, at the time of the filing of such Registration Document. The Company agrees to periodically advise the holders of the Underlying Shares for the warrants of the status of the registration and the effective date of the Registration Statement or other appropriate registration document. In addition, the Company agrees to deliver copies of the final prospectus to each of the holders of the Underlying Shares for the warrants. The holders of the Warrants are not required to exercise the Warrant prior to the effective date of the registration statement or prior to any sale of the Underlying Shares.

During the time as the Warrants are outstanding, the Company agrees not to merge, reorganize, or take any action which would terminate the Warrants or Underlying Shares without first making adequate provisions for the Warrants or Underlying Shares. Other terms regarding the rights of the holders of the Warrants or Underlying Shares are included in the Warrant Certificate to be issued to the holders pursuant to this Agreement.

Use of Advice by the Company; Public Market for the Company’s Securities. The Company acknowledges that all opinions and advice (written or oral) given by the Consulting Advisor to the Company in connection with the engagement of the Consulting Advisor are intended solely for the benefit and use of the Company in considering the transaction to which they relate, and the Company agrees that no person or entity other than the Company shall be entitled to make use of or rely upon the advice of the Consulting Advisor to be given hereunder, and no such opinion or advice shall be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose, nor may the Company make any public references to the Consulting Advisor, or use of the Consulting Advisor’s name in any annual reports or any other reports or releases of the Company without the prior written consent of the Consulting Advisor.

The Company acknowledges that the Consulting Advisor makes no commitment whatsoever as to making a public trading market in the Company’s securities or to recommending or advising its clients to purchase the Company’s securities. The Company hereby represents that it understands that the Consulting Advisor has not agreed to make a market in and/or market such securities and that the Consulting Advisor may never do so. The Company hereby represents and acknowledges that any payment made pursuant to this Agreement is not compensation for the purpose of making a market in the Company’s securities or to cover out-of-pocket expenses for making a market in the Company’s securities or for submitting an application to make a market in the Company’s securities. Research reports or corporate finance reports that may be prepared by the Consulting Advisor will, when and if prepared, be done solely on the merits or judgment and analysis of the Consulting Advisor or any senior corporate finance personnel of the Consulting Advisor.

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6.     Company Information. The Company recognizes and confirms that, in advising the Company and in fulfilling its engagement hereunder, the Consulting Advisor will use and rely on data, material and other information furnished to the Consulting Advisor by the Company. The Company acknowledges and agrees that in performing its services under this engagement, the Consulting Advisor may rely upon the data, material and other information supplied by the Company without independently verifying the accuracy, completeness or veracity of same. In addition, in the performance of its services, the Consulting Advisor may look to such others for such factual information, economic advice and/or research upon which to base its advice to the Company hereunder as the Consulting Advisor shall in good faith deem appropriate. The parties further acknowledge that the Consulting Advisor undertakes no responsibility for the accuracy of any statements to be made by Company management contained in press releases or other communications, including, but not limited to, filings with the Securities and Exchange Commission.

7.     Non-Circumvention. The Company acknowledges and agrees that the identities of business opportunities and persons or entities introduced by the Consulting Advisor are the exclusive property of the Consulting Advisor and the Company, its officers, and employees will not make any contact, deal with, or otherwise become involved with any introduced party on the Company’s behalf, unless the Consulting Advisor is notified in writing and compensated as provided in this Agreement. The Company acknowledges and agrees that unauthorized contact without the express written consent of the Consulting Advisor with any such introduced party may cause harm and/or financial detriment to the Consulting Advisor. The Company further acknowledges the confidential nature of the introduced parties and agrees not to disclose these sources to anyone without the express written permission of the Consulting Advisor.

8.     The Consulting Advisor as an Independent Contractor. The Consulting Advisor shall perform its services hereunder as an independent contractor and not as an employee of the Company or an affiliate thereof. It is expressly understood and agreed to by the parties hereto that the Consulting Advisor shall have no authority to act for, represent or bind the Company or any affiliate thereof in any manner, except as may be agreed to expressly by the Company in writing from time to time.

9.     Consulting Advisor’s Liability and Indemnification.

(a)          In the absence of gross negligence or willful misconduct on the part of the Consulting Advisor or the Consulting Advisor’s material breach of this Agreement, the Consulting Advisor shall not be liable to the Company or to any officer, director, employee, agent, representative, stockholder or creditor of the Company for any action or omission of the Consulting Advisor or any of its officers, directors, employees, agents, representatives or stockholders in the course of, or in connection with, rendering or performing any services hereunder. Should the Consulting Advisor be found liable for any acts or omissions, the liability of the Consulting Advisor pursuant to this Agreement shall be limited to the aggregate fees received by the Consulting Advisor hereunder, which shall not include any liability for incidental, consequential or punitive damages.

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(b)          The Company agrees to indemnify the Consulting Advisor in accordance with the provisions of Annex A hereto, which is incorporated by reference in its entirety and made a part hereof.

10.   Miscellaneous.

(a)          This Agreement between the Company and the Consulting Advisor constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersedes any and all previous agreements and understandings, whether oral or written, between the parties with respect to the matters set forth herein.

(b)          Any notice or communication permitted or required hereunder shall be in writing and shall be deemed sufficiently given if hand-delivered or sent postage prepaid by certified or registered mail, return receipt requested, to the respective parties as set forth below, or to such other address as either party may notify the other in writing:

If to the Company:	EOS PETRO, INC.
Attn: Nikolas Konstant
2049 Century Park East, Suite 3670
Los Angeles, California 90067

If to the Consulting Advisor:	John Linton
2602 Winding View
San Antonio, TX 78260

(c)          In no event shall any service provided by the Consulting Advisor under or pursuant to this Agreement be in the nature of broker-dealer or business opportunity brokerage or selling services, it being agreed and understood that such fees shall either be a finder’s fee or a fee for general business consulting services.

(d)          This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors, legal representatives and assigns.

(e)          This Agreement may be executed in any number of counterparts, each of which together shall constitute one and the same original document.

(f)          No provision of this Agreement may be amended, modified or waived, except in a writing signed by all of the parties hereto.

(g)          This Agreement shall be construed in accordance with and governed by the laws of the State of California, without giving effect to conflict of law principles. The parties hereby agree that any dispute which may arise between them arising out of or in connection with this Agreement shall be adjudicated before a court located in Los Angeles County, California, and they hereby submit to the exclusive jurisdiction of the courts of the State of California located in Los Angeles County, California and of the federal courts in the Central District of California with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Agreement, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth in sub-paragraph (b) above. A party to this Agreement named as a defendant in any action brought in connection with this Agreement in any court outside of the above named designated county or district shall have the right to have the venue of said action changed to the above designated county or district or, if necessary, have the case dismissed, requiring the other party to refile such action in an appropriate court in the above designated county or federal district.

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(h)          This Agreement has been duly authorized, executed and delivered by and on behalf of the Company and the Consulting Advisor.

(i)          In the event that the Consulting Advisor is named as a defendant in any legal action in any jurisdiction in any matter arising from or in connection with this Agreement, the Company agrees to indemnify the Consulting Advisor as to all damages and costs incurred in connection with any such litigation, including reasonable attorney fees.

(j)          This Agreement is strictly confidential and cannot be used by the Company for the purpose of soliciting investors.

In Witness Whereof, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

John linton

	By:	/s/ John Linton
Name:
Title:

eos petro, inc.

By:	/s/ Nikolas Konstant
Name: Nikolas Konstant
Title: Chairman

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